UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 13, 2012, Hanesbrands Inc. (“Hanesbrands”) delivered a notice of redemption to holders of its Floating Rate Senior Notes due 2014 (the “Floating Rate Notes”), issued pursuant to the indenture, dated as of December 14, 2006 (as amended and supplemented, the “Indenture”), by and among Hanesbrands, the subsidiary guarantors named therein, and Branch Banking and Trust Company, as trustee. The notice indicated that Hanesbrands intends to redeem $150 million aggregate principal amount of Floating Rate Notes on July 12, 2012 (the “Redemption Date”).

Such Floating Rate Notes will be redeemed at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date in accordance with the provisions of the Indenture. Following the Redemption Date, $147,055,000 aggregate principal amount of Floating Rate Notes (inclusive of Floating Rate Notes previously repurchased by Hanesbrands but not retired) will remain outstanding.

Statements in this Current Report on Form 8-K that are not statements of historical fact, including those regarding our debt reduction plans, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from Hanesbrands’ historical experience and our present expectations or projections. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date on which such statement is made, and Hanesbrands does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press release dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2012	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press release dated June 14, 2012